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
                                                                   Exhibit 11.01


                                                       CARDINAL HEALTH, INC.
                                                 COMPUTATION OF PER SHARE EARNINGS
                                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                    Three Months Ended September 30,
                                                                     1996                      1995
                                                               -----------------         -----------------

      PRIMARY:

      Net earnings                                             $         39,797          $         31,916
                                                               =================         =================

      Average shares outstanding                                         64,379                    63,157

      Dilutive effect of stock options                                      857                     1,471
                                                               -----------------         -----------------

      Weighted average number of Common
        Shares outstanding                                               65,236                    64,628
                                                               =================         =================

      Primary earnings per Common Share                        $           0.61          $           0.49
                                                               =================         =================

      FULLY DILUTED:

      Net earnings                                             $         39,797          $         31,916
                                                               =================         =================

      Average shares outstanding                                         64,379                    63,157

      Dilutive effect of stock options                                      994                     1,554
                                                               -----------------         -----------------

      Weighted average number of Common
        Shares outstanding                                               65,373                    64,711
                                                               =================         =================

      Fully diluted earnings per Common Share                  $           0.61          $           0.49
                                                               =================         =================

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